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                                                                   Exhibit 10.10

                              COOPERATION AGREEMENT

     THIS COOPERATION AGREEMENT ("Cooperation Agreement" or "Agreement") is made
this     day of December, 2003, by and between Global Crossing Limited (formerly
     ---
GC Acquisition Ltd.) ("New Global Crossing"), and the individuals signatory hereto in their capacities as Estate Representative under the Plan (the "Estate Representative") and as, or on the behalf of, the Liquidating Trustee under the Liquidating Trust Agreement (the "Liquidating Trustee"), and not in their individual capacities (all references to the Estate Representative herein shall mean the Estate Representative or the Liquidating Trustee, as the case may be).

                                    RECITALS

     WHEREAS, Global Crossing Ltd., a Bermuda corporation ("Old Global Crossing"), and 79 of its direct and indirect subsidiaries (the "US Debtors") commenced reorganization cases by filing petitions for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. (S) 101-1330 (as amended, the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

     WHEREAS, GCL and 15 of its direct and indirect subsidiaries (the "Bermuda Debtors" and together with the U.S. Debtors, the "Debtors") commenced restructuring proceedings before the Supreme Court of Bermuda (the "Bermuda Court");

     WHEREAS, on October 28, 2002 the US Debtors filed their Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as amended, modified and supplemented from time to time, the "Plan"), which has been confirmed by an order of the Bankruptcy Court dated December 26, 2002 (the "Confirmation Order");

     WHEREAS, the Bermuda Debtors each filed a Scheme of Arrangement with the Bermuda Court, which have been sanctioned by an order of the Bermuda Court dated January 3, 2003 (the "Sanction Order") (the "Schemes of Arrangement");

     WHEREAS, the terms of the Schemes of Arrangement provide for the treatment of claims against the Bermuda Debtors and all distributions to creditors of the Bermuda Debtors to be made in accordance with the terms of the Plan;

     WHEREAS, the Plan provides for the sale of substantially all of the Debtors' assets, other than, among other things, the Liquidating Trust Assets, and the transfer of the Reorganized Subsidiary Debtors to the Investors pursuant to the terms of the Purchase Agreement;

     WHEREAS, New Global Crossing is the parent entity of Global Crossing Holdings Limited ("New GCHL") and the Reorganized Subsidiary Debtors and as of the date hereof has control of the books, records and current employees of New GCHL and the Reorganized Subsidiary Debtors;

     WHEREAS, the Plan provides for the establishment of a liquidating trust to resolve, liquidate and realize upon the Liquidating Trust Assets;

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     WHEREAS, the Plan provides for the appointment and selection of the Estate
Representative to act as trustee of the Liquidating Trust and to undertake certain other functions under the Plan, in furtherance of and consistent with the purpose of the Plan, the Liquidating Trust Agreement and the Schemes of Arrangement, with the power and authority to prosecute, compromise and settle objections to Disputed Claims; to commence, pursue, compromise and settle Estate Representative Claims; and to perform such other duties as may be vested in or assumed by the Estate Representative pursuant to the Plan, the Liquidating Trust Agreement and the Schemes of Arrangement (the "Estate Representative Obligations");

     WHEREAS, Section 1.3 of the Liquidating Trust Agreement provides that New Global Crossing shall deliver certain documents to the Estate Representative in connection with the Estate Representative Claims;

     WHEREAS, New Global Crossing has advised that it will be unable to deliver such documents on the Effective Date; and

     WHEREAS, among other things, execution of this Cooperation Agreement is intended to satisfy New Global Crossing's obligation to deliver such documents;

     NOW THEREFORE, in consideration of the above-stated premises, the mutual covenants contained herein, in the Plan, in the Liquidating Trust Agreement and in the Schemes of Arrangement and for other good and valuable consideration, New Global Crossing and the Estate Representative agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.1. Defined Terms. Capitalized terms used in this Cooperation Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan or in the Bankruptcy Code. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to this Cooperation Agreement as a whole and not to any particular article, section, subsection, or clause contained in this Cooperation Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                   ARTICLE II

                  OBLIGATIONS AND RIGHTS OF NEW GLOBAL CROSSING

     2.1. Cooperation. On and after the Effective Date, New Global Crossing agrees to, and to cause New GCHL and the Reorganized Subsidiary Debtors to, cooperate with the Estate Representative in connection with the Estate Representative's discharge of its duties under the Plan, the Liquidating Trust Agreement and the Schemes of Arrangement by:

     (a) providing reasonable access to such employees of New Global Crossing, New GCHL and the Reorganized Subsidiary Debtors as the Estate Representative

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          deems reasonably necessary to fulfill the Estate Representative
          Obligations. For purposes of the foregoing, access shall include, without limitation, access by telephone, periodic meetings, interviews, and appearance of such employees as witnesses (by affidavits, at depositions and trials, as necessary) and availability for preparation as a witness in any proceedings wherever situated;

     (b) providing access to and delivering to the Estate Representative any and all documents, instruments, books and records required to be delivered to the Liquidating Trustee on the Effective Date pursuant to the terms of the Liquidating Trust Agreement in connection with the Estate Representative Claims or as the Estate Representative deems reasonably necessary to fulfill the Estate Representative Obligations, whether held by New Global Crossing, New GCHL or a Reorganized Subsidiary Debtor, their agents, advisors, attorneys, accountants or any other professional hired by the Debtors, New Global Crossing, New GCHL or a Reorganized Subsidiary Debtor (the "Documents") (including those maintained in electronic format and original documents), which Documents shall include without limitation personnel records, accounting records, customer and vendor lists and records, management reports, minutes of meetings of the Board of Directors of the Debtors, minutes of meetings of the shareholders of the Debtors, e-mail records, contracts, financial records, reports and any and all other work product generated by the Debtors' agents and professionals, and any and all communications with Debtors' agents and professionals, whether or not covered by the attorney work product, attorney-client, or any other privileges, and documents and other instruments relating to payments for goods and services (i.e. invoices, purchase orders, checks, requisitions, etc.), provided that New Global Crossing shall not be responsible for the delivery of such Documents that may have been lost (after undertaking reasonable good faith efforts to find) or destroyed prior to the Effective Date;

     (c) providing such other reasonable information and access to employees upon request as the Estate Representative deems reasonably necessary to fulfill its responsibilities under the Plan, the Liquidating Trust Agreement and the Schemes of Arrangement; and

     (d) otherwise cooperating with the Estate Representative in fulfilling the Estate Representative Obligations as contemplated by the Plan, the Liquidating Trust Agreement and the Schemes of Arrangement.

All references in this section 2.1 (and elsewhere in this Agreement) to cooperation and similar obligations running in favor of the Estate Representative, shall be deemed also to run in favor of the Estate Representative's agents and representatives retained by the Estate Representative to discharge the Estate Representative Obligations (including, for example, counsel, accountants and financial advisors).

     2.1.1. The parties agree to work constructively together to structure the access and delivery requirements of clauses 2.1 (a) through (d) above, so as not to materially detract from New Global Crossing's ability to conduct its business operations (including the operations of

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New GCHL and the Reorganized Subsidiary Debtors); provided, however that it is understood and agreed that New Global Crossing, New GCHL and the Reorganized Subsidiary Debtors shall at all times use reasonable efforts to provide such assistance in a timely manner, so as to enable the Estate Representative to timely pursue the Estate Representative Claims and otherwise timely fulfill their Estate Representative Obligations, it being understood that time may be of the essence in certain instances where the Estate Representative is under deadlines in connection with certain statutes of limitation or court hearing or filing deadlines.

     2.1.2. New Global Crossing hereby designates the following two (2) employees to serve as contacts for the Estate Representative, facilitating the Estate Representative's access to employees and information (including the Documents) provided for in this Agreement (each a "Cooperation Coordinator"):
[David Sheffey and Frank Fields]. The Cooperation Coordinators shall designate an alternate to deal with requests for access and information when neither Cooperation Coordinator is available. New Global Crossing shall require the Cooperation Coordinators and their alternate to facilitate the cooperation contemplated by this Agreement in accordance with the terms hereof. To the extent practicable, all requests for information, documentation or access to New Global Crossing employees (including employees of New GCHL and the Reorganized Subsidiary Debtors) will be made to a Cooperation Coordinator, or if not available, the alternate. Nothing herein shall preclude the Estate Representative from making requests to counsel to New Global Crossing, or from seeking information from sources other than the Cooperation Coordinators or the alternate, if such persons are not available or do not otherwise provide the information or access requested in a timely manner.

     2.1.3. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that (a) nothing herein shall prohibit the Estate Representative from obtaining access to information, Documents or employees that they otherwise would be entitled to by subpoena or other legal process without regard to this Agreement and (b) New Global Crossing need not comply with the terms of this Agreement to the extent that any requests of the Estate Representative relate to or involve Claims (as defined in the Purchase Agreement) that are excluded from clauses (iv) or (v) of the definition of Assets (as defined in the Purchase Agreement) by operation of the second proviso paragraph to that definition.

     2.2. Other Documents. In the event all of the Documents were not turned over to the Estate Representative on or prior to the Effective Date, New Global Crossing shall provide all such Documents to the Estate Representative at no cost to the Liquidating Trust within 30 days after the date of the Estate Representative's request of such documents or such later date as agreed to by the parties. The parties acknowledge that the execution of this Agreement by New Global Crossing and the performance of New Global Crossing's obligations hereunder are intended to satisfy the obligations of New Global Crossing as set forth in Section 1.3(b) of the Liquidating Trust Agreement.

     2.3. Further Actions. At any time and from time to time after the Effective Date, New Global Crossing (including New GCHL and the Reorganized Subsidiary Debtors) agrees (a) at the reasonable request of the Estate Representative to execute and deliver any instruments or documents, and (b) to take, or cause to be taken, all such further action as the Estate Representative may reasonably request in order to evidence or effectuate the transfer of the Liquidating Trust Assets to the Liquidating Trust and consummation of the transactions

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contemplated by the Plan, the Liquidating Trust Agreement and the Schemes of
Arrangement and to otherwise carry out the intent of the Plan, the Liquidating Trust Agreement and the Schemes of Arrangement.

     2.4. Preservation of Privilege and Defenses. In connection with the rights, claims, and causes of action that constitute the Liquidating Trust Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust or provided to the Estate Representative on behalf of the Liquidating Trust shall vest in the Estate Representative and its representatives, and New Global Crossing, New GCHL, the Reorganized Subsidiary Debtors and the Estate Representative are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.

                                  ARTICLE III

               OBLIGATIONS AND RIGHTS OF THE ESTATE REPRESENTATIVE

     3.1. Cooperation Coordinators. The Estate Representative agrees that in fulfilling the Estate Representative Obligations it will make requests for access to employees, documents and other information to the Cooperation Coordinators as provided and subject to the exceptions set forth in Section 2.1.2.

     3.2. Standards. The Estate Representative shall use commercially reasonable efforts to limit its requests of New Global Crossing hereunder to the Estate Representative's needs that cannot otherwise be satisfied from information and documents already in the custody, possession or control of the Estate Representative. The Estate Representative will seek access to employees only during normal business hours unless otherwise agreed by the parties.

     3.3. Reimbursement of Certain Expenses. Except as set forth below with respect to requests relating the production of Documents ("Document Requests"), the Estate Representative shall reimburse New Global Crossing (or as directed by New Global Crossing, New GCHL or a Reorganized Subsidiary Debtor) out of the Estate Representative Expense Fund or the Liquidating Trust Assets, as applicable, in connection with the Estate Representative's requests hereunder, including gaining access to employees for the purposes of interviewing such employees or to have such employees testify at depositions or in Court proceedings. In connection with such requests, the Estate Representative shall reimburse New Global Crossing for any such employee's out of pocket travel costs and for such employee's time for the hours of access or service provided, with such time reimbursement to be based New Global Crossing's actual costs incurred in connection with the performance of its obligations hereunder (e.g., such employee's salary). In no event, unless otherwise agreed to by the Estate Representative, shall the Estate Representative be required to reimburse New Global Crossing for any costs associated with Document Requests (including copying and shipping costs and the time of any employees associated with responding to Document Requests) pursuant to the terms hereof.

     3.4. Maintenance of Documents and Information. The Estate Representative or the Liquidating Trustee, as the case may be, shall be entitled to maintain, use, share, disclose, and rely on all of the Documents and information obtained from New Global Crossing and its

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employees hereunder to the same extent and in the same manner as provided in the
Liquidating Trust Agreement.

     3.5. Use of Consultants and Contractors. The Estate Representative acknowledges that certain information may be in the possession of certain professionals and other contractors of New Global Crossing. Nothing herein is intended to preclude the Estate Representative from hiring those consultants and contractors to the extent that the Estate Representative reasonably deems such retention to be necessary or appropriate in order to fulfill the Estate Representative Obligations. If the Estate Representative hires any such professional, New Global Crossing shall be responsible for the out-of-pocket expenses reasonably incurred by any such professional in connection with the delivery of Documents by said professional, upon request of the Estate Representative, to the extent not already within the Estate Representative's possession, in accordance with the terms of this Agreement. Nothing herein is intended to require the Estate Representative to hire any such professional in order to gain access to any Documents, as New Global Crossing is obligated to deliver any such Documents in the possession of any such professionals and other contractors pursuant to section 2.1 (b) hereof Notwithstanding the foregoing, if the Estate Representative hires any such professional, New Global Crossing shall not be responsible for any other costs of such professional.

                                   ARTICLE IV

                             TERM OF THIS AGREEMENT

     4.1. General. This Agreement shall have an initial term of three (3) years from the date hereof. Such initial term may be extended by the Estate Representative for successive one (1) year periods upon notice to New Global Crossing that the Estate Representative believes, in the exercise of its reasonable business judgment, that the Estate Representative continues to need the benefit of this Agreement in order to carry out its duties.

                                   ARTICLE V

                                  MISCELLANEOUS

     5.1. Notices. All notices, requests or other communications required or permitted to be made in accordance with this Cooperation Agreement to the Estate Representative shall be given in writing (delivered by hand or by certified mail, return receipt requested), or by telecopy.

     5.2. Effectiveness. This Cooperation Agreement shall become effective on the Effective Date of the Plan.

     5.3. Counterparts. This Cooperation Agreement may be executed in one or more counterparts, all of which shall be taken together to constitute one and the same instrument.

     5.4. Governing Law. Except to the extent governed by the Bankruptcy Code, this Cooperation Agreement shall be governed by, construed under and interpreted in accordance with, the laws of the State of New York.

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     5.5. Exclusive Jurisdiction and Standing. As provided in Section 11.1 of the Plan, the Bankruptcy Court has exclusive jurisdiction over all controversies, suits and disputes that may arise under this Cooperation Agreement.

     5.6. Severability. The terms and provisions of this Cooperation Agreement shall be deemed severable, and in the event any term or provision hereof or any portion thereof is deemed or held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof and portions thereof shall nevertheless continue and be deemed to be in full force and effect. Any provision of this Cooperation Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

     5.7. Independent Contractor Status. New Global Crossing shall be deemed to be an independent contractor of the Estate Representative and employees of New Global Crossing shall at all times be regarded as employees of New Global Crossing. Nothing contained in this Cooperation Agreement shall create or be deemed to create an employment, agency, joint venture or partnership relationship between the Estate Representative on the one hand, and New Global Crossing or any of its employees, on the other hand.

     5.8. No Waiver. New Global Crossing and the Estate Representative agree that no failure or delay by either party in exercising any right, power or privilege hereunder will operate as a waiver thereof, and that no single or partial exercise thereof will preclude any other or further exercise thereof or the exercise of any right, power and privilege hereunder.

     5.9. Entire Agreement. This Cooperation Agreement contains the entire agreement of the parties concerning the subject matter hereof, and no modification of this Cooperation Agreement or waiver of the terms and conditions hereof will be binding upon the parties unless approved in writing by the parties.

     5.10. Authorization. Each of the undersigned individuals represents and warrants that he/she has the power and authority to enter into this Cooperation Agreement and bind their respective companies or trust as its authorized representatives.

     5.11. Titles. The section titles used herein are for convenience only and shall not be considered in construing or interpreting any of the provisions of this Cooperation Agreement.

     5.12. Binding Effect. The parties agree that this Cooperation Agreement is for the benefit of and shall be binding upon the parties and their respective representatives, transferees, successors and assigns.

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     IN WITNESS WHEREOF, the parties hereto have executed this Cooperation
Agreement or caused this Cooperation Agreement to be duly executed by their respective representatives thereunto duly authorized as of the day and year first above written.

Global Crossing Limited (formerly GC Acquisition Ltd.)


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Estate Representative


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